SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 1997

                          WATSON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


            NEVADA                         0-20045                95-3872914
(State or other jurisdiction             (Commission          (I.R.S. Employer
      of incorporation)                  File number)        Identification No.)


311 BONNIE CIRCLE
CORONA, CA                                             91720
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (909) 270-1400

           -----------------------------------------------------------
           Former name or former address, if changed since last report

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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

 On October 16, 1997, Watson Laboratories, Inc., a subsidiary of Watson Pharmaceuticals, Inc. ("Watson"), purchased the U.S. rights to certain branded off-patent and proprietary oral contraceptive products from G. D. Searle & Co. and SCS Pharmaceuticals ("Searle"). At closing, Watson paid $80.0 million from available cash on hand. This amount includes a $5.0 million payment related to the achievement of certain events between the signing and the closing of the transaction. Watson also agreed to acquire the U.S. rights to certain future additional oral contraceptive products from Searle (the "Future Products"), upon achievement of certain events, which include in certain instances, approval by the U.S. Food and Drug Administration. The aggregate acquisition cost for all of the Future Products, if the products are acquired prior to July 1, 1999, is $93.5 million. In addition to the acquisition cost of the Future Products, Watson also agreed to make contingent payments to Searle based on the achievement of certain events, including but not limited to, future net sales of certain products during the period from January 1, 2000 to December 31, 2004.

Copies of the agreements between Watson and Searle and the joint press release dated October 24, 1997, are attached hereto as noted in Item 7., below.


 ITEM 7. EXHIBITS.

(c)          Exhibits

 10.1 Asset Purchase Agreement dated September 30, 1997 among Watson Laboratories, Inc., G. D. Searle & Co. and SCS Pharmaceuticals.

 10.2 Supply Agreement dated October 16, 1997 between Watson Laboratories, Inc. and G. D. Searle & Co.

 99.1        Joint press release of Watson Pharmaceuticals, Inc. and G. D.
             Searle & Co., dated October 24, 1997.

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  October 30, 1997        WATSON PHARMACEUTICALS, INC.

                                By: /s/ ALLEN CHAO
                                    Name: Allen Chao, Ph.D
                                    Title: Chairman and Chief Executive Officer


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


                          WATSON PHARMACEUTICALS, INC.
                                  EXHIBIT INDEX
                                    FORM 8-K


EXHIBIT
NUMBER              DESCRIPTION OF DOCUMENT
-------             -----------------------
 10.1               Asset Purchase Agreement dated September 30, 1997
                    among Watson Laboratories, Inc., G. D. Searle & Co.
                    and SCS Pharmaceuticals.

 10.2 Supply Agreement dated October 16, 1997 between Watson Laboratories, Inc. and G. D. Searle & Co.


 99.1               Joint press release of Watson Pharmaceuticals, Inc.
                    and G. D. Searle & Co., dated October 24, 1997.



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